FORTUNE PARTNERS, INC.

1050 West Pender Street, Suite 1100, Vancouver, British Columbia, Canada, V6E 3S7
Telephone: (604) 339-7401 and E-mail: "pdb6251@yahoo.com"

August 22, 2005	Trading symbol: "FTPI"; OTCBB

NEWS RELEASE

AGREEMENT IN PRINCIPLE TO PURCHASE POWER AIR TECH, INC.

The Board of Directors (the "Board") of Fortune Partners, Inc. (the "Company") is pleased to announce that, in accordance with the terms and conditions of a certain "Agreement In Principle", dated for reference as effective today (the "Agreement In Principle"), as entered into among the Company, Power Air Tech, Inc. ("Power Air"), Power Air Dynamics Limited (the "Vendor"), the HDH Group, LLC and H. Dean Haley (collectively, the "HDH Group"), the Company has therein agreed, subject to numerous conditions precedent (collectively, the "Conditions Precedent"), to acquire all of the issued and outstanding shares of Power Air from the Vendor in consideration of, among other matters, the collective issuance from the treasury by the Company to the Vendor, the HDH Group and substantially all of the material creditors of Power Air, of an aggregate of up to 22,673,000 restricted common shares of the Company (collectively, the "Purchase").

The Company is informed that Power Air is a private U.S. company, which is wholly-owned by the Vendor, and which has an exclusive, worldwide license to manufacture and market a zinc-air fuel cell ("ZAFC") that was originally developed at the Lawrence Livermore National Laboratory ("LLNL"), located in Livermore, California. The Company is also informed that the ZAFC was originally created and developed by LLNL with the U.S. Department of Energy ("DOE"), commencing in 1979, at an initial cost of approximately U.S. $8 million, with Power Air and LLNL having expended a further five years of collaboration with the DOE, and a further approximate U.S. $5 million, to bring ZAFC to the prototype-ready and commercialization stage.

The Board emphasizes that the completion of the transactions comprising its proposed Purchase under the Agreement In Principle is subject to a number of Conditions Precedent including, but not limited to: (i) the execution of a formal agreement incorporating the terms and conditions of the Agreement In Principle by August 30, 2005; (ii) the completion by the Company of an equity private placement to treasury of not less than U.S. $2.25 million at closing; (iii) the cancellation of not less than 2,500,000 of certain existing founders' common shares of the Company; and (iv) the closing of the proposed Purchase prior to October 3, 2005.

Investors are cautioned that, except as disclosed in subsequent filings to be prepared by the Company in connection with the transactions comprising the Company's proposed Purchase, any information released or received with respect to the proposed Purchase may not be accurate or complete and should not be relied upon. Trading in the securities of the Company should be considered highly speculative. No exchange, over-the-counter market or regulatory authority has in any way passed upon the merits of the proposed Purchase and has neither approved nor disapproved the contents of this news release.

ON BEHALF OF THE BOARD OF DIRECTORS OF FORTUNE PARTNERS, INC.

Per:

"Paul D. Brock"

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Paul D. Brock

President, CEO and a director

THIS NEWS RELEASE HAS BEEN PREPARED BY MANAGEMENT OF THE COMPANY WHO TAKES FULL RESPONSIBILITY FOR ITS CONTENTS. EACH OF THE NASD, THE SEC AND THE OTCBB NEITHER APPROVES NOR DISAPPROVES OF THE CONTENTS OF THIS NEWS RELEASE. THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, THE COMPANY'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN. THIS NEWS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

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